UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 10, 2007

PACIFIC CMA, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-27653	84-1475073
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

c/o Airgate International Corporation
153-10 Rockaway Boulevard
Jamaica, New York 11434
(Address of Principal Executive Offices/Zip Code)

(212) 247-0049
(Registrant’s telephone number, including area code)

Item 5.02. Departures of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On May 10, 2007, the Registrant’s Board of Directors elected Anita Chan to be the Registrant’s Chief Financial Officer. Ms. Chan has been employed by the Registrant since April 2006 as an accountant. Prior to joining Registrant, she was an accountant for Bax Global Ltd. for approximately six years. She has over 25 years of experience in the freight forwarding and logistics industry, holding various accounting positions in that industry.

Remainder of Page Intentionally Left Blank

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC CMA, INC.

By:	/s/Alfred Lam
Name: Alfred Lam
Title: Chairman of the Board of Directors

Dated: May 15, 2007